Exhibit 99.1

Fidelity National Financial, Inc. and LandAmerica Financial Group, Inc. Announce
the Signing of a Definitive Merger Agreement

Jacksonville, Fla. and Richmond, VA -- (November 7, 2008) -- Fidelity National Financial, Inc. (NYSE:FNF) and LandAmerica Financial Group, Inc. (NYSE:LFG) today announced the signing of a definitive merger agreement under which FNF will acquire LFG. Under the terms of the merger agreement, LFG shareholders will receive 0.993 shares of FNF common stock for each share of LFG common stock.

The transaction has been structured to reduce the combined debt of LFG and FNF by approximately $250 million prior to the closing of the merger agreement. This will be accomplished by FNF’s title insurance subsidiaries providing liquidity equal to the statutory book value of LFG’s two primary title insurance subsidiaries, Commonwealth Land Title Insurance Company (“Commonwealth”) and Lawyers Title Insurance Corporation (“Lawyers”), immediately prior to the closing of the merger agreement. These proceeds will be used to repay outstanding indebtedness under LFG’s revolving credit facility and private placement senior notes and, potentially, existing FNF debt. As a result, FNF anticipates no material change from its current debt to total capitalization ratio of approximately 30%.

The transaction is subject to certain closing conditions, including LFG shareholder approval, antitrust and state regulatory approvals, the divestiture of Centennial Bank by LFG and the satisfaction of other customary closing conditions. The merger agreement also provides a due diligence contingency for FNF that expires on November 21, 2008, during which time FNF will conduct due diligence procedures on LFG’s operations and financial condition. Theodore L. Chandler, Jr., LFG’s Chairman and CEO, will join the FNF Board of Directors as Vice Chairman after the closing of the transaction.

In connection with the signing of the merger agreement, Chicago Title Insurance Company (“Chicago Title”), a subsidiary of FNF, has agreed to provide a $30 million stand-by secured credit facility as a means of potential additional liquidity for LFG. The credit facility cannot be drawn upon until the expiration of FNF’s due diligence contingency and will bear interest at a rate of LIBOR + 400 basis points. Any advancement under this facility will be secured by approximately $155 million par value of auction rate securities held by LFG.

“We are very excited to join forces with LandAmerica,” said FNF Chairman William P. Foley, II. “We have always had great respect for LFG and we are confident that the combination of our two companies will create the strongest and most financially sound title insurer in the country, with an unrivaled geographic and commercial footprint. Our preliminary estimate, which must be confirmed during our due diligence period, is that we will realize at least $150 million in operational cost synergies throughout the combined operations, including the areas of corporate and administrative overhead, direct and agency operations and claims management and processing. This merger is a tremendous opportunity for FNF and one that we are confident will create significant long-term value for our shareholders.”

“The unprecedented credit freeze and depressed real estate market have negatively impacted our business to the point that it has become increasingly difficult for LandAmerica to remain an independent public company,” said LFG Chairman and CEO Theodore L. Chandler, Jr. “We are pleased to join the FNF family of companies and believe that this combination is in the best interest of our shareholders, customers and employees. We look forward to the opportunity to bring the strength of our combined capabilities to the marketplace.”

Based on the Demotech Performance of Title Insurance Companies 2008 Edition, the combined company had pro forma 2007 market share of 46.3 percent. The pro forma combined investment portfolio and reserve for claim losses were approximately $5.5 billion and $2.6 billion, respectively, as of September 30, 2008. Pro forma revenue for the nine months ended September 30, 2008 was approximately $5.3 billion.

FNF will hold a conference call to discuss the merger at 11:00 a.m. Eastern Time this morning, Friday, November 7, 2008. Those wishing to participate via the webcast should access the call through FNF’s Investor Relations website at www.fnf.com. Those wishing to participate via the telephone may dial-in at 800-230-1951 (USA) or 612-288-0329 (International). The conference call replay will be available via webcast through FNF’s Investor Relations website at www.fnf.com. The telephone replay will be available from 12:00 p.m. Eastern Time on November 10, 2008, through November 17, 2008, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 969396.

Fidelity National Financial, Inc. is a leading provider of title insurance, specialty insurance, claims management services and information services. FNF is one of the nation’s largest title insurance companies through its title insurance underwriters - Fidelity National Title, Chicago Title, Ticor Title, Security Union Title and Alamo Title - that issue approximately 27 percent of all title insurance policies in the United States. FNF also provides flood insurance, personal lines insurance and home warranty insurance through its specialty insurance business. FNF also is a leading provider of outsourced claims management services to large corporate and public sector entities through its minority-owned subsidiary, Sedgwick CMS. FNF is also a leading information services company in the human resource, retail and transportation markets through another minority-owned subsidiary, Ceridian Corporation. More information about FNF can be found at www.fnf.com.

LandAmerica Financial Group, Inc. is a leading provider of real estate transaction services with offices nationwide and a vast network of active agents. LandAmerica serves agent, residential, commercial and lender customers throughout the United States, Mexico, Canada, the Caribbean, Latin America, Europe and Asia. LandAmerica is recognized as number one in the mortgage services industry on Fortune's® 2007 and 2008 lists of America's Most Admired Companies.

In connection with the proposed merger, FNF will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of LFG that also constitutes a prospectus of FNF. LFG will mail the proxy statement/prospectus to its stockholders. FNF and LFG urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website www.sec.gov. You may also obtain these documents, free of charge, from FNF’s website at www.fnf.com under the tab “Investor Relations” and then under the item “SEC Filings”. You may also obtain these documents, free of charge, from LFG’s website at www.landam.com under the heading “Investor Information” and then under the tab “SEC Filings”. FNF, LFG and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from LFG stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of such stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about FNF’s executive officers and directors in its definitive proxy statement filed with the SEC on April 15, 2008. You can find information about LFG’s executive officers and directors in its definitive proxy statement filed with the SEC on March 24, 2008. You can obtain free copies of these documents from FNF and LFG using the contact information above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the possibility that the proposed merger will not be completed due to the failure to secure necessary regulatory approvals, or due to the outcome of FNF's due diligence review; the possibility that there are unexpected delays in obtaining regulatory approvals; the failure to obtain approval of LFG’s shareholders; the possibility that the revenues, cost savings, growth prospects and any other synergies expected from the proposed transaction may not be fully realized or may take longer to realize than expected; changes in general economic, business and political conditions, including changes in the financial markets; continued weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak
U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on operating subsidiaries as a source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

SOURCES: Fidelity National Financial, Inc. and LandAmerica Financial Group, Inc.
CONTACTS: FNF: Daniel Kennedy Murphy, Senior Vice President and Treasurer, 904-854-8120,
dkmurphy@fnf.com; LFG: Bill Evans, Chief Financial Officer, 804-267-8114, bevans@landam.com